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

                                                                         NSAR ITEM 77O

                                                      VK Trust for Investment Grade California Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING             PURCHASED FROM  AMOUNT OF SHARES   % OF UNDERWRITING  DATE OF PURCHASE
                                                                         PURCHASED
         1         Virgin Island Public Financing      Paine Webber       2,000,000            0.670%           11/10/99
         2              L.A. DWAP Elec. Rev.            JP Morgan         2,000,000            0.594%           02/16/00

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Participating Underwriters

Underwriter #1                              Underwriter #2
--------------                              ---------------
Morgan Stanley                              Goldman Sachs
Roosevelt & Cross                           Bear Stearns
                                            PaineWebber
                                            Bank of America
                                            EJ Dela Rosa
                                            Merrill Lynch
                                            Morgan Stanley
                                            Salomon Smith Barney
                                            Muriel Siebert/Siebert Brandford